Exhibit 5
                           Palmarella & Sweeney, P.C.
                            2 Radnor Corporate Center
                                    Suite 310
                               100 Matsonford Road
                           Radnor, Pennsylvania  19087
                                 (610) 975-3333

January 31, 1997

Pacific Animated Imaging Corporation
326 First Street
Annapolis, MD  21403

Ladies and Gentlemen:

We are general counsel to Pacific Animated Imaging Corporation, a Delaware Corporation (the "Company"). We are aware that the Company is preparing and filing a Registration Statement on Form S-3 under the Securities Act of 1933, as amended, relating to the registration of 80,000 shares of Common Stock, par value $0.0001, of the Company (the "Shares") issuable upon exercise of the warrants issued pursuant to the Warrant Agreement, dated as of December 19, 1995, between the Company and Starr Securities, Inc. and First Cambridge Securities Corporation (the "Warrants"). We have been asked by Dyer, Ellis and Joseph, Special Counsel to the Company, to render an opinion regarding certain matters relating to the Registration Statement and the issuance of the Shares as set forth herein.

In rendering this opinion, we have examined such of the Company's documents, records, certificates, papers and legal matters as we deem necessary to form the basis for our opinion as expressed herein. Based upon the foregoing, we are of the opinion that the Shares have been duly authorized and, when issued after payment of the entire amount of the consideration upon exercise of the Warrants, will be fully-paid and non-assessable under the laws of the State of Delaware.

The foregoing opinion is limited to matters governed by the business corporation law of the State of Delaware, in force on the date of this opinion. This opinion is rendered as of the date hereof and is applicable only the matters specifically referenced in this opinion. We have no responsibility to update this opinion and disclaim any continuing responsibility for matters occurring after the date of this opinion. This opinion is rendered solely for your benefit in connection with the Registration Statement on Form S-3 respecting the Shares and may not be relied upon, quoted or used by any other person or entity for any other purpose without the prior consent of a principal of this firm.

We consent to the filing of this opinion as an Exhibit to the Registration Statement on Form S-3 relating to the sale of the Shares.

Very truly yours,

PALMARELLA & SWEENEY, P.C.

Ernest D. Palmarella